Exhibit 10.2

NOTE PURCHASE AGREEMENT+

Dated as of January 15, 2016

by and among:

ENOVA LENDING SERVICES, LLC,

as the Master Servicer,

EFR 2016-1, LLC,

as the Issuer,

and

JEFFERIES FUNDING LLC,

as the Administrative Agent, as an Initial Term Note Noteholder and as a Variable Funding Note Noteholder

***,

as an Initial Term Note Noteholder and as a Variable Funding Note Noteholder

***,

as an Initial Term Note Noteholder and as a Variable Funding Note Noteholder

and

the other Variable Funding Note Noteholders from time to time party hereto

+Confidential Treatment Requested.  Confidential portions of this document have been redacted and have been separately filed with the Securities and Exchange Commission.

***Indicates confidential material redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the redacted material.

-i-

Table of Contents

(continued)

EXHIBITS

EXHIBIT A	FORM OF FUNDING REQUEST
EXHIBIT B	FORM OF JOINDER AGREEMENT

-ii-

NOTE PURCHASE AGREEMENT, dated as of January 15, 2016 (this “Agreement”), by and among Enova Lending Services, LLC, as master servicer (the “Master Servicer”), EFR 2016-1, LLC, as issuer (the “Issuer”), Jefferies Funding LLC (“Jefferies”), as administrative agent (in such capacity, the “Administrative Agent”), as an Initial Term Note Noteholder and as a Variable Funding Note Noteholder, ***, as an Initial Term Note Noteholder and as a Variable Funding Note Noteholder, ***, as an Initial Term Note Noteholder and as a Variable Funding Note Noteholder (such Initial Term Note Noteholders and Variable Funding Note Noteholders, collectively, the “Initial Noteholders”), and any other party that becomes a Variable Funding Note Noteholder and party hereto after the date hereof.

In consideration of the representations, warranties and agreements herein contained, the parties hereto hereby agree as follows:

Article I
DEFINITIONS

Section 1.01Definitions

.  Whenever used in this Agreement and unless the context requires a different meaning, capitalized terms used herein and not otherwise expressly defined herein shall have the meanings assigned to such terms in Part I of Appendix A to the Indenture, dated as of the date hereof, between the Issuer and Bankers Trust, as the indenture trustee (the “Indenture Trustee”) and the securities intermediary (the “Securities Intermediary”), which is incorporated by reference herein and made a part hereof.  The rules of construction set forth in Part II of such Appendix A shall be applicable to this Agreement.

Article II
PURCHASE AND SALE; PURCHASE COMMITMENT

Section 2.01Purchase and Sale of the Variable Funding Note

.  On the terms, and in reliance on the covenants, representations, warranties and agreements herein set forth, the Issuer agrees to sell, transfer and deliver to each of the initial Variable Funding Note Noteholders, and each of the initial Variable Funding Note Noteholders agree to purchase from the Issuer, at the Closing, a Variable Funding Note to be issued on the Closing Date (the “Variable Funding Notes”), each with an Outstanding Principal Amount initially of $0, but up to an aggregate amount for all such Variable Funding Notes not to exceed the Variable Funding Note Maximum Principal Amount.

Section 2.02Variable Funding Note Purchase Price

.  Each Variable Funding Note is to be purchased at an initial purchase price (the “Variable Funding Note Purchase Price”) equal to $0, representing 100% of the aggregate initial Outstanding Principal Amount.

Section 2.03Increases in the Variable Funding Note Stated Principal Amount

.  Subject to the terms and conditions of Section 4.11 of the Indenture, each Variable Funding Note Noteholder shall from the Closing Date to the Funding Period Termination Date fund its share of each Requested Advance sought by the Issuer in accordance with the procedures described in Section 2.04; provided, however, that at no time shall the Variable Funding Note Stated Principal Amount for the Outstanding Variable Funding Notes exceed such Variable Funding Note Noteholders’ aggregate Funding Commitments.

Section 2.04Requested Advances

.

(a)During the Revolving Period and subject to the terms and conditions hereof and in the Indenture, the Issuer may request, from time to time, but no more than *** per calendar week (unless otherwise agreed to by the Administrative Agent and the Variable Funding Note Noteholders and subject to an Additional Advance Fee for each additional Requested Advance beyond the first two, such fee to be allocated between the Variable Funding Note Noteholders in accordance with their respective Ratable Portions), that the Variable Funding Note Noteholders advance to the Issuer an amount in the aggregate (a “Requested Advance”) that is a multiple of $100,000 and that is not less than $1,000,000.  After giving effect to the Requested Advance, (i) the aggregate Outstanding Principal Amount of the Notes shall not exceed the Maximum Principal Amount, (ii) the Outstanding Principal Amount of the Variable Funding Notes shall not exceed the Variable Funding Note Borrowing Base and (iii) the Outstanding Principal Amount of the Variable Funding Notes shall not exceed the Maximum Advance Amount.

(b)Whenever the Issuer requests that the Variable Funding Note Noteholders make a Requested Advance, the Issuer shall deliver, or shall cause to be delivered on its behalf, to the Administrative Agent, as the designated representative of all Variable Funding Note Noteholders, an executed Funding Request, substantially in the form of Exhibit A hereto, no later than 12:00 p.m., New York City time, two Business Days prior to the proposed Advance Date, and shall satisfy the terms and conditions set forth herein, in the Funding Request and in the Indenture.  Notwithstanding anything to the contrary contained herein, if any Requested Advance is not made by reason of an Advance Condition, or a condition in the Funding Request or the Indenture not being satisfied on the date specified by the Issuer in its Funding Request, the Issuer shall indemnify each Variable Funding Note Noteholder against any loss, cost or expense incurred by such Variable Funding Note Noteholder as a result of such occurrence, including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Variable Funding Note Noteholder to fund such anticipated Advance, but excluding any loss attributable to lost profits or consequential damages.

(c)[Reserved.]

(d)Each Variable Funding Note Noteholder shall fund the percentage of the Requested Advance (its “Ratable Portion”) determined by dividing (i) the amount of such Variable Funding Note Noteholder’s Funding Commitment by (ii) the aggregate Funding Commitments of all Variable Funding Note Noteholders. Subject to satisfaction of the Advance Conditions, each Variable Funding Note Noteholder shall deliver immediately available funds in an amount (an “Advance”) equal to its Ratable Portion of the Requested Advance to an account specified by the Issuer no later than 3:00 p.m., New York City time, on the applicable Advance Date.

(e)The Revolving Period shall expire on the Funding Period Termination Date and no new Advances shall be funded after such date.

(f)No portion of any Advance shall be funded with “plan assets” of any Benefit Plan.

(g)During the Revolving Period, the Eligible Receivables purchased by the Issuer with the proceeds of an Advance made pursuant to this Section 2.04 shall be allocated to the Variable Funding Note Investment Pool for the related Collection Period.  In connection with the issuance of Term Notes on the Conversion Date for such Collection Period, as contemplated by Section 2.09 of this Agreement and Sections 4.11 and 4.12 of the Indenture, such Eligible Receivables shall be allocated to a Term Note A Investment Pool or a Term Note B Investment Pool and shall cease to be allocated to the Variable Funding Note Investment Pool.

Section 2.05Payment of Variable Funding Note Payment Amount

.  On each Payment Date each Variable Funding Note Noteholder shall receive, pursuant to Section 5.04 of the Indenture, an amount equal to Ownership Share of the Variable Funding Note Payment Amount.

Section 2.06Increased Costs Amounts

.  If due to the introduction of or any change in or in the Interpretation of any law or regulation or the imposition of any guideline or request from any central bank or other Governmental Authority, in each case after the date hereof, there shall be an increase in the cost to any Variable Funding Note Noteholder of making, funding or maintaining any investment in a Variable Funding Note or any interest therein, as the case may be (other than by reason of any Interpretation of or change in laws or regulations relating to Excluded Taxes), such Variable Funding Note Noteholder shall promptly submit to the Issuer and the Master Servicer, a certificate prepared in good faith setting forth in reasonable detail, the calculation of such increased costs incurred by such Variable Funding Note Noteholder.  In determining such amount, such Variable Funding Note Noteholder may use any reasonable averaging and attribution methods, consistent with the averaging and attribution methods generally used by such Variable Funding Note Noteholder in determining amounts of this type.  The amount of increased costs set forth in such certificate (which certificate shall, in the absence of manifest error, be prima facie evidence as to such amount) shall be included in the Increased Costs Amount to be paid on the Payment Date with respect to (a) the first full Interest Period immediately succeeding the date on which the certificate specifying the amount owing was delivered and (b) to the extent remaining outstanding, each Interest Period thereafter until paid in full.  Failure on the part of any Variable Funding Note Noteholder to demand compensation for any amount pursuant to this Section 2.06 for any period shall not constitute a waiver of such Variable Funding Note Noteholder’s right to demand compensation for such period; provided that the Issuer shall not be required to compensate a Variable Funding Note Noteholder pursuant hereto for any reductions in return on capital or assets incurred during any fiscal quarter ended more than one hundred eighty (180) days prior to the date that such Variable Funding Note Noteholder makes its request for additional amounts pursuant to this Section 2.06.

Section 2.07Taxes

.

(a)Any and all payments and deposits required to be made hereunder or under the Indenture, any Note or any other Transaction Document by or on behalf of the Issuer or the Indenture Trustee to or for the benefit of any Noteholder (each, a “Recipient”) shall be made free and clear of and without deduction for any Taxes, unless required by applicable law.  In the case of any Recipient, (a) Taxes imposed on, or measured by net income (however denominated) of each Noteholder, franchise taxes, or branch profit Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office in the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are

Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Note or any other Transaction Document), (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Noteholder with respect to an applicable interest in a Note or any other Transaction Document pursuant to a law in effect on the date on which such Noteholder acquires such interest in the Note or other Transaction Document, except to the extent that, pursuant to this Section 2.07, amounts with respect to such Taxes were payable to such Noteholder’s assignor immediately before such Noteholder became a party hereto, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.07(f), and (d) any U.S. federal withholding Taxes imposed under FATCA, shall be referred to herein as “Excluded Taxes.”  If the Issuer, the Indenture Trustee or an applicable withholding agent shall be required by law (as determined in the good faith discretion of such Person) to deduct any Taxes from or in respect of any sum required to be paid or deposited hereunder, under the Indenture or under any other Transaction Document to or for the benefit of any Noteholder, then, (i) the Issuer, the Indenture Trustee or any other applicable withholding agent (as appropriate) shall make such deductions, (ii) the Issuer, the Indenture Trustee, the Paying Agent or any other applicable withholding agent (as appropriate) shall timely pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iii) unless such Tax is an Excluded Tax, the sum payable by the Issuer or the Indenture Trustee (as applicable) shall be increased with funds provided by the Issuer as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.07) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)The Issuer shall promptly reimburse and indemnify each Recipient for the full amount of Taxes (other than Excluded Taxes) and Other Taxes (including any Taxes (other than Excluded Taxes) or Other Taxes imposed on amounts payable under this Section 2.07) paid by the Recipient and any reasonable expenses, penalties and interest arising therefrom or with respect thereto.  Each Noteholder agrees to promptly notify the Issuer and the Master Servicer, of any payment of such Taxes (other than Excluded Taxes) or Other Taxes made by it and, if practicable, any request, demand or notice received in respect thereof prior to such payment.  A certificate as to the amount of such payment or liability pursuant to this Section 2.07(b) submitted to the Issuer by such Recipient setting forth in reasonable detail the basis for and the calculation thereof shall be conclusive absent manifest error.

(c)The Issuer shall timely pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes.

(d)Within thirty (30) days after the date of any payment of Taxes, Excluded Taxes or Other Taxes, the Issuer will furnish to the applicable Recipient the original or a certified receipt evidencing payment thereof.

(e)Any amounts payable to any Noteholder pursuant to this Section 2.07 shall be included in the Increased Costs Amount for amounts payable pursuant to Section 2.07(b), the first full Interest Period immediately succeeding the date on which the certificate specifying the amount owing was delivered and to the extent remaining outstanding, each Interest Period thereafter until paid in full.

(f)Any Noteholder shall deliver to the Issuer on or prior to the date on which such Noteholder becomes a Noteholder under this Agreement (and from time to time thereafter upon the reasonable request of the Issuer), executed copies of IRS Form W-9 if such Noteholder is a U.S. Person (as defined in Section 7701(a)(30) of the Code) or, if such Noteholder is not a U.S. Person (as defined in Section 7701(a)(30) of the Code), the applicable IRS Form W-8 or other applicable tax compliance certificate.

(g)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.07 (including by the payment of additional amounts pursuant to this Section 2.07), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.07 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.07(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 2.07(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.07(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)Without prejudice to the survival of any other agreement of the Issuer hereunder, the agreements and obligations of the parties contained in this Section 2.07 shall survive the termination of this Agreement.

Section 2.08Unused Fee

.  On each Payment Date from the Initial Payment Date until the Funding Period Termination Date, the Issuer shall pay to the Variable Funding Note Noteholders a fee (the “Unused Fee”) equal to the product of: (a) the excess of (i) the lesser of (A) an amount equal to the Maximum Principal Amount, minus the sum of (x) the aggregate Outstanding Principal Amount of all Outstanding Term Notes and (y) the daily average of the Variable Funding Note Stated Principal Amount during the applicable Collection Period, and (B) $20,000,000, over (ii) the daily average of the Variable Funding Note Stated Principal Amount during the applicable Collection Period; (b) a per annum rate of ***%; and (c) a fraction, the numerator of which is the actual number of days (based on a 30-day calendar month) in the related Collection Period and the denominator of which is 360, payable in arrears on each Payment Date.

Section 2.09Term Note Conversion.

(a)The Advances made during each Collection Period shall be repaid in kind on the related Conversion Date pursuant to this Section 2.09 and Sections 4.11 and 4.12 of the Indenture, as provided herein and therein, enabling additional Advances to be made following such Conversion Date during the Revolving Period.

(b)On each Conversion Date, the Issuer shall execute and deliver an authenticated Term Note A and an authenticated Term Note B, in accordance with Section 4.12 of the Indenture in the respective Initial Principal Amounts determined as provided in Section 4.11(g) of the Indenture.  Each such Term Note shall be delivered in the form of a Global Note attached as Exhibit B to the Indenture.  Each Variable Funding Note Noteholder shall be an initial Note Owner of each such Term Note, and each Variable Funding Note Noteholder’s beneficial ownership share (its “Ownership Share”) of each such Term Note shall be equal to a fraction (1) the numerator of which is the Outstanding Principal Amount of its Variable Funding Note and (2) the denominator of which is the Outstanding Principal Amount of all Variable Funding Notes, in each case as of the end of the related Collection Period.

(c)Upon the issuance of the Term Notes pursuant to Section 4.12 of the Indenture, the Outstanding Principal Amount of each Variable Funding Note shall be reduced by its Ownership Share of the aggregate Initial Principal Amount of the Term Notes delivered pursuant to Section 2.09(a).

(d)With respect to each Term Note other than the Initial Term Note, prior to each Conversion Date the Administrative Agent shall obtain a CUSIP number for the Term Note to be issued and shall promptly provide such number to the Indenture Trustee and the Issuer.

(e)On each Conversion Date, the Receivables allocated to the Variable Funding Note Investment Pool shall be reallocated as follows: (i) all such Receivables constituting Term Note A Collateral shall be allocated to a Term Note A Investment Pool to be associated with the Term Note A that is issued on such Conversion Date; and (ii) all such Receivables constituting Term Note B Collateral shall be allocated to a Term Note B Investment Pool to be associated with the Term Note B that is issued on such Conversion Date.

Section 2.10Purchase and Sale of the Initial Term Note.

(a)On the terms, and in reliance on the covenants, representations, warranties and agreements herein set forth, the Issuer agrees to sell, transfer and deliver to the Indenture Trustee, and the Initial Term Note Noteholders agree to purchase from the Issuer, at the Closing, the Initial Term Note in the Initial Principal Amount of $107,361,000.

(b)The Initial Principal Amount of the Initial Term Note will not exceed the product of (x) the Outstanding Receivable Principal Balance of the Initial Term Note Investment Pool and (y) the Initial Term Note Advance Rate.

(c)The purchase price that each Initial Term Note Noteholder shall pay for its beneficial interest in the Initial Term Note (its “Initial Term Note Purchase Price”) shall be the amount set forth beneath the signature of such Initial Term Note Noteholder on this Agreement.

Each Initial Term Note Noteholder shall wire its allocable share of the Initial Term Note Purchase Price on the Closing Date to the Indenture Trustee per the following wiring instructions:

Bankers Trust

Des Moines, IA

ABA#: 073000642

Acct#: 801119

Reference: FBO Enova Intl

The Indenture Trustee will confirm receipt of the entire Initial Term Note Purchase Price prior to Closing and as a condition precedent to any proceeds being released to an Enova Entity.

(d)With respect to the Initial Term Note, prior to the Closing Date, the Administrative Agent shall obtain a CUSIP number for the Initial Term Note and shall promptly provide such number to the Indenture Trustee and the Issuer.

(e)The Initial Term Note Investment Pool shall be composed of the Eligible Receivables described on a schedule delivered to the Administrative Agent no later than the Business Day preceding the Closing Date.

Section 2.11Defaulting Variable Funding Note Noteholders

.

(a)Notwithstanding anything to the contrary contained in this Agreement, if any Variable Funding Note Noteholder becomes a Defaulting Variable Funding Note Noteholder, then, until such time as such Variable Funding Note Noteholder is no longer a Defaulting Variable Funding Note Noteholder, to the extent permitted by applicable law, the following provisions shall apply:

(i)such Defaulting Variable Funding Note Noteholder shall not be entitled to receive any Unused Fee or Additional Advance Fee accrued in any period during which such Noteholder is a Defaulting Variable Funding Note Noteholder;

(ii)for purposes of determining the Majority Holders, the Funding Commitment of such Defaulting Variable Funding Note Noteholder shall be disregarded (and subtracted from the Outstanding Principal Amount of all Outstanding Notes) until such time as the relevant Variable Funding Note Noteholder no longer constitutes a Defaulting Variable Funding Note Noteholder; and

(iii)such Defaulting Variable Funding Note Noteholder shall have no right to approve or disapprove any amendment, waiver or consent under this Agreement (and any amendment, waiver or consent which by its terms requires the consent of all Noteholders or each affected Noteholder may be effected with the consent of the applicable Variable Funding Note Noteholders other than

Defaulting Variable Funding Note Noteholders), except that (x) the Funding Commitment of any Defaulting Variable Funding Note Noteholder may not be increased or extended without the consent of such Variable Funding Note Noteholder and (y) any waiver, amendment or modification requiring the consent of all Noteholders or each affected Noteholder that by its terms affects any Defaulting Variable Funding Note Noteholder more adversely than other affected Noteholders shall require the consent of such Defaulting Variable Funding Note Noteholder.

(b)If such Defaulting Variable Funding Note Noteholder purchases at par its pro rata portion of the outstanding Advances of the other Variable Funding Note Noteholders (plus any related losses, costs or expenses subject to indemnification contemplated by Section 2.04(b) and incurred by the selling Variable Funding Note Noteholders), then such Variable Funding Note Noteholder will cease to be a Defaulting Variable Funding Note Noteholder; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Issuer while such Variable Funding Note Noteholder was a Defaulting Variable Funding Note Noteholder; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Variable Funding Note Noteholder to Variable Funding Note Noteholder will constitute a waiver or release of any claim of any party hereunder arising from such Variable Funding Note Noteholder having been a Defaulting Variable Funding Note Noteholder.

Article III
CLOSING

Section 3.01Closing

.  The closing of the purchase and sale of the Initial Term Note and the Variable Funding Notes shall take place at the offices of Orrick, Herrington & Sutcliffe, 1152 15th Street, NW, Washington, DC 20005, on the Closing Date (the “Closing”).

Section 3.02Transactions to be Effected at the Closing

.  At the Closing, (a) each Initial Term Note Noteholder will deliver to the Issuer, by wire transfer of immediately available funds, to a bank account that has been designated by the Issuer at least two (2) Business Days prior to the Closing Date, an amount equal to its respective Initial Term Note Purchase Price, (b) each initial Variable Funding Note Noteholder will deliver to the Issuer, by wire transfer of immediately available funds to a bank account designated by the Issuer at least two (2) Business Days prior to the Closing Date, an amount equal to its respective Variable Funding Note Purchase Price and (c) the Issuer shall (i) deliver to the Indenture Trustee, the Initial Term Note and (ii) to each initial Variable Funding Note Noteholder, its respective Variable Funding Note, as purchased hereunder.

Section 3.03Conditions Precedent

. The effectiveness of this Agreement is subject to the satisfaction at the time of the Closing of each of the following conditions precedent:

(a)Good Standing.  Prior to the Closing Date, the Initial Noteholders shall have received good standing certificates for the Issuer, the Transferor and the Seller issued as of a recent date acceptable to the Initial Noteholders by the Secretary of State of the jurisdiction of such Person’s incorporation or organization.

(b)Execution and Delivery.  The Issuer, the Indenture Trustee, the Seller, the Transferor, the Backup Servicer and the other parties to the Transaction Documents shall have executed and delivered the Transaction Documents to which they are parties in the same form and substance as previously presented to and approved by the Initial Noteholders.

(c)Performance by the Seller, the Transferor and the Issuer.  The Initial Noteholders shall have received on the Closing Date from each of the Seller, the Transferor and the Issuer, a certificate, dated the Closing Date and signed by executive officers of the Seller, the Transferor and the Issuer, to the effect that (i) each of the representations and warranties of the Seller, the Transferor and the Issuer contained in Article IV and Article V of this Agreement, Article XI of the Indenture and the other Transaction Documents are true and correct as of the Closing Date, (ii) each of the Seller, the Transferor and the Issuer has complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied in this Agreement, the Indenture and the other Transaction Documents, as applicable, on or prior to the Closing Date, and (iii) there has not occurred any change or any development that is likely to result in a change in the condition, financial or otherwise, or in the earnings, business, operations or prospects of any of the Seller, the Transferor or the Issuer that has had or could reasonably be expected to have a Material Adverse Effect.

(d)Opinions of Counsel.  The Initial Noteholders shall have received favorable opinions (addressed to the Initial Noteholders) from counsel to the Seller, the Transferor, the Issuer and the Indenture Trustee, as applicable, dated as of the Closing Date and reasonably satisfactory in form and substance to each Initial Noteholder and their counsel, as to such matters as each Initial Noteholder and their counsel may reasonably request.  Such legal opinions, shall include opinions: (i) from Kirkland & Ellis LLP as to (A) the security interest in the Receivables, (B) corporate and enforceability matters; (C) true sale and non-consolidation of the Transferor with the Seller, the Originators or the Master Servicer; (D) certain tax matters and (E) the Issuer not being a “covered fund” under the Volcker Rule (17 C.F.R. 75.10(b)) (the “Volcker Rule”), (ii) from Nyemaster Goode, P.C. as to certain matters pertaining to the Indenture Trustee, and (iii) Richards, Layton & Finger, P.A. as to certain matters pertaining to (A) limited liability companies and (B) the Issuer’s and Transferor’s authority to file a petition in bankruptcy.

(e)Additional Information.  Prior to the Closing Date, the Issuer, the Transferor and the Seller shall have furnished to the Initial Noteholders such further information, certificates and documents as the Initial Noteholders may reasonably request.

(f)Corporate Documents.  Prior to the Closing Date, the Initial Noteholders shall have received certified copies of resolutions of the Board of Directors of the Seller, the Transferor and the Issuer authorizing or ratifying the execution, delivery and performance, respectively, of the Transaction Documents to which it is a party, together with a certified copy of its articles or certificate of incorporation or certificate of formation, as applicable, and a copy of its limited liability company agreement or by-laws, as applicable.

(g)Approvals.  Prior to the Closing Date, the Initial Noteholders shall have received certified copies of all documents evidencing any necessary corporate action, consents, licenses and governmental approvals with respect to the Transaction Documents.

(h)Incumbency.  Prior to the Closing Date, the Initial Noteholders shall have received a certificate of the secretary or an assistant secretary of each of the Transferor, the Seller and the Issuer certifying the names of its officer or officers authorized to sign the Transaction Documents to which it is a party.

(i)Search Reports.  Prior to the Closing Date, the Initial Noteholders shall have received a written search report by a search service acceptable to the Initial Noteholders listing all effective financing statements that name the Seller, the Transferor or the Issuer as a debtor or assignor and that are filed in the jurisdictions in which filings were or are to be made pursuant to Section 4.1(i) above and in such other jurisdictions that the Initial Noteholders shall reasonably request, together with copies of such financing statements (none of which shall cover any of the Receivables or the Issuer Estate unless otherwise released as described in Section 4.1(i)(iv)).

(j)Actions or Proceedings.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Authority that would, as of the Closing Date, prevent the issuance or sale of the Notes; and no injunction or order of any Federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes.

(k)Pending Actions or Proceedings.  No material claim or litigation by any Governmental Authority shall be pending, as of the Closing Date, which would be reasonably expected to result in a Material Adverse Effect to the Initial Noteholders, except as disclosed prior to the Closing Date and acceptable to the Initial Noteholders.

(l)Review of Financial Information.  The Initial Noteholders shall have received from the Seller, the Transferor and the Issuer such financial and other information as is reasonably requested by the Initial Noteholders.

(m)Review of Policies and Procedures. The Initial Noteholders shall have received from the Seller, the Transferor and the Issuer such credit policies, collection policies and operating and reporting policies and procedures as are reasonably requested by the Initial Noteholders.

(n)Approvals and Consents.  All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Transaction Documents and the other documents related thereto shall have been obtained or made.

(o)No Defaults.  No Event of Default has occurred and is continuing.

(p)Representations and Warranties.  The representations and warranties of the Issuer, the Transferor and the Seller set forth in this Agreement and the other Transaction Documents are true and correct as of the Closing Date.

(q)No Material Adverse Change.  As of the Closing Date none of the following shall have occurred (i) a general moratorium on commercial banking activities in New York shall have been declared by the relevant authorities, or (ii) there shall have occurred any outbreak or escalation of hostilities involving the United States, the declaration by the United

States of a national emergency or any calamity or crisis (economic, financial or otherwise) that, in the Initial Noteholders’ reasonable judgement, materially and adversely affects financial markets, or (iii) there shall have occurred any change in financial markets that, in the Initial Noteholders’ reasonable judgment, is material and adverse, or (iv) any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of Enova or any of its Affiliates or (v) any investigation shall have commenced against Enova or any of its Affiliates that has resulted in a Regulatory Trigger Event.

(r)Credit Committee.The Initial Noteholders shall have received final investment or credit committee approval.

(s)Fees and Expenses.  All due diligence expenses, attorney's fees, search fees, title fees, documentation and filing fees and other fees due to the Initial Noteholders have been paid by the Issuer.

(t)Cash Management System.  The Initial Purchasers shall be satisfied with the Seller's, the Transferor's, the Master Servicer's and the Issuer's cash management systems and the Issuer shall have executed account control agreements satisfactory to the Initial Noteholders.

Section 3.04Conditions Subsequent

.

(a)UCCs.  Within three (3) Business Days of the Closing Date, the Initial Noteholders shall receive (i) acknowledgment copies of proper financing statements, filed within three (3) Business Days of the Closing Date, naming the Seller as debtor/seller, the Transferor as purchaser/secured party and the Indenture Trustee as assignee with respect to Seller’s transfer to the Transferor of an ownership interest in all Receivables and other assets to be transferred to the Transferor pursuant to the Receivables Purchase Agreement, (ii) acknowledgment copies of proper financing statements, filed within three (3) Business Days the Closing Date, naming the Transferor as debtor/seller, the Issuer as purchaser/secured party and the Indenture Trustee as assignee with respect to Transferor’s transfer to Issuer of an ownership interest in all Receivables and other assets to be transferred to the Issuer pursuant to the Sale Agreement, (iii) acknowledgment copies of proper financing statements, filed within three (3) Business Days of the Closing Date, naming Issuer as debtor and the Indenture Trustee as the secured party with respect to the Issuer’s grant of a security interest in the Issuer Estate to the Indenture Trustee, and (iv) executed copies of proper UCC‑3 termination statements necessary to release all liens and other Adverse Claims of any Person (other than the Seller, the Transferor, the Issuer and the Indenture Trustee pursuant to the Transaction Documents) in such Receivables and other assets

Article IV
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ISSUER

The Issuer hereby represents, warrants and covenants to the Initial Noteholders as of the date of this Agreement, and to each Variable Funding Note Noteholder as of (and as a condition to any Advance occurring on) each Advance Date until satisfaction and discharge of the Indenture pursuant to Section 6.01 thereof, in each case with reference to the facts and circumstances then existing, as follows.

Section 4.01Organization

.  The Issuer has been duly organized and is validly existing, in good standing under the laws of Delaware, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, and has full power and authority to own its properties and conduct its business as currently conducted.  The Issuer shall at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business, except where the failure to preserve and maintain such existence, rights, franchises, privileges, qualifications, licenses and approvals would not have a Material Adverse Effect.

Section 4.02Authority

.  The Issuer has all the requisite power and authority in all material respects to enter into and perform its obligations under the Transaction Documents to which it is a party, to execute and deliver the Notes and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by the Issuer of the Transaction Documents to which it is a party and the consummation by the Issuer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary limited liability company action on the part of the Issuer.  Each of the Transaction Documents have been duly and validly executed and delivered by the Issuer and constitutes a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject to bankruptcy, reorganization, insolvency, receivership, conservatorship, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.  Neither the execution nor the delivery by the Issuer of the Transaction Documents, nor the issuance or delivery by the Issuer of the Notes, nor the consummation by the Issuer of any of the transactions contemplated by the Transaction Documents, nor the fulfillment by the Issuer of the terms of the Transaction Documents will conflict with, or violate, result in a material breach of or constitute a material default (with or without notice or lapse of time, or both) under (a) any term or provision of the constituent documents of the Issuer or any Governmental Rule applicable to the Issuer or (b) any term or provision of any indenture or other agreement or instrument to which the Issuer is a party or by which it or any material portion of its properties are bound, nor will it result in the creation or imposition of any lien, charge or encumbrance upon any of the property of the Issuer pursuant to the terms of any indenture or other such agreement or instrument to which the Issuer is bound.  No Governmental Action is required by or with respect to the Issuer in connection with the execution and delivery of the Transaction Documents by the Issuer or the consummation by the Issuer of the transactions contemplated hereby or thereby.

Section 4.03The Notes

.

(a)Each Variable Funding Note has been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Indenture and delivered to each Variable Funding Note Noteholder in accordance with this Agreement, will be duly and validly issued and outstanding, and will be entitled to the benefits of, as applicable, of the Indenture.  No Event of Default, Regulatory Trigger Event or any event which after any applicable grace period will become an Event of Default or Regulatory Trigger Event, as applicable, is or shall be subsisting in relation to any Variable Funding Note and no event has occurred which would constitute an Event of Default or a Regulatory Trigger Event or any event which after any applicable grace period would become an Event of Default or Regulatory Trigger Event, as applicable.

(b)The Initial Term Note as of the Closing Date, and each other Term Note, as of each Conversion Date, has been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Indenture and delivered to the Indenture Trustee in accordance with this Agreement, will be duly and validly issued and outstanding, and will be entitled to the benefits of the Indenture.  No Event of Default, Regulatory Trigger Event or any event which after any applicable grace period will become an Event of Default or Regulatory Trigger Event, as applicable, is or shall be subsisting in relation to the Term Notes and no event has occurred which would constitute an Event of Default or a Regulatory Trigger Event or any event which after any applicable grace period would become an Event of Default or Regulatory Trigger Event, as applicable.

Section 4.04Litigation

. There is no pending or threatened action, suit or proceeding by or against the Issuer before any Governmental Authority or any arbitrator with respect to the Issuer, any of the Transaction Documents, or any of the transactions contemplated herein or therein, or with respect to the Issuer which, in the case of any such action, suit or proceeding with respect to the Issuer if adversely determined, would, in the reasonable judgment of the management of the Issuer have a Material Adverse Effect on the ability of the Issuer to perform its obligations under the Transaction Documents to which it is a party.

Section 4.05Access to Information

. From the Closing Date until the Maturity Date, the Issuer will, during regular business hours, on at least five (5) Business Days’ notice to the Issuer, permit the Variable Funding Note Noteholders, or their agents or representatives collectively, at the expense of the Issuer (subject to the limits imposed in Section 3.04(d) of the Servicing Agreement): (a) to examine all books, records and documents (including computer tapes and disks) in the possession or under the control of the Issuer relating to the Receivables, and (b) to visit the offices and properties of the Issuer for the purpose of examining such materials described in clause (a) above; provided, that prior to the occurrence of an Event of Default, a Master Servicer Default or an Asset Servicer Default, no more than four (4) visits to the offices and property of the Issuer and the Master Servicer pursuant to this Section 4.05 or Section 5.04 for access to the documentation regarding the Receivables shall be collectively made by or on behalf of the Variable Funding Note Noteholders and their representatives, collectively, in any twelve-month period; provided further that after or during the continuance of an Event of Default, a Master Servicer Default or an Asset Servicer Default, a Variable Funding Note Noteholder and its representatives may make more than four (4) visits per twelve-month period as it determines in its sole discretion.

Section 4.06Taxes, Etc.

  Any taxes, fees and other charges of Governmental Authorities imposed upon the Issuer in connection with the execution, delivery and performance by the Issuer of the Transaction Documents or otherwise, have been paid or will be paid by the Issuer at or prior to the Closing Date, to the extent then due.

Section 4.07Disclosure

.  All written information heretofore furnished by the Issuer or any of its representatives, to the Variable Funding Note Noteholders, or any of their representatives, for purposes of or in connection with any Transaction Document, including information relating to the Receivables, was true and correct in all material respects (i) on the date such information was furnished by the Issuer or (ii) if such information specifically relates to an earlier date, on such earlier date.

Section 4.08Investment Company Act, Etc.

The Issuer (i) is not a “covered fund” for purposes of Section 13 of the Bank Holding Act of 1956 (commonly referred to as the “Volcker Rule”), and (b) the Issuer is not required to register as an “investment company” under the Investment Company Act. In reaching this conclusion, the Issuer relied on the exemption from the definition of “investment company” contained in Rule 3a-7 under the Investment Company Act, although other exclusions or exemptions may apply.

Section 4.09Commodity Pool

. The Issuer is not an investment trust, syndicate or similar form of enterprise operated for the purpose of trading in commodity interests for purposes of the Commodity Pool definition in the Commodity Exchange Act.

In addition to the foregoing, the representations and warranties of Issuer set forth in any Transaction Document are hereby incorporated herein by reference for the benefit of the Initial Noteholders and the Variable Funding Note Noteholders.

Article V
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MASTER SERVICER

The Master Servicer hereby represents, warrants and covenants with respect to itself and each Enova Party (other than the Issuer) to the Initial Noteholders and hereby reaffirms its representations, warrants and covenants with respect to itself and each Enova Party (other than the Issuer) set forth in all of the other Transaction Documents as of the date of this Agreement, and to the Variable Funding Note Noteholders as of (and as a condition to any Advance occurring on) each Advance Date until satisfaction and discharge of the Indenture pursuant to Section 6.01 thereof, in each case with reference to the facts and circumstances then existing, as follows.

Section 5.01Organization.

  Each Enova Party (other than the Issuer) has been duly organized and is validly existing, in good standing under the laws of the jurisdiction of organization, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, and has full power and authority to own its properties and conduct its business as currently conducted.  Each Enova Party (other than the Issuer) shall at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business.

Section 5.02Authority

.  Each Enova Party (other than the Issuer) has all the requisite power and authority in all material respects to enter into and perform its obligations under the Transaction Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by each Enova Party (other than the Issuer) of the Transaction Documents to which it is a party and the consummation by each Enova Party (other than the Issuer) of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of each Enova Party (other than the Issuer).  Each of the Transaction Documents have been duly and validly executed and delivered by each Enova Party (other than the Issuer) and constitutes a legal, valid and binding obligation of each Enova Party (other than the Issuer) enforceable against each Enova Party (other than the Issuer) in accordance with its terms, subject to bankruptcy, reorganization, insolvency, receivership, conservatorship, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.  Neither the execution nor the delivery by each Enova Party (other than the Issuer) of the Transaction Documents, nor the consummation by each Enova Party (other than the Issuer) of any of the transactions contemplated by the Transaction Documents, nor the fulfillment by each Enova Party (other than the Issuer) of the terms of the Transaction Documents will conflict with, or violate, result in a material breach of or constitute a material default (with or without notice or lapse of time, or both) under (a) any term or provision of the constituent documents of an Enova Entity (other than the Issuer) or any Governmental Rule applicable to such Enova Entity or (b) any term or provision of any indenture or other agreement or instrument to which an Enova Entity (other than the Issuer) is a party or by which it or any material portion of its properties are bound, nor will it result in the creation or imposition of any lien, charge or encumbrance upon any of the property of an Enova Entity (other than the Issuer) pursuant to the terms of any indenture or other such agreement or instrument to which such Enova Entity is bound.  No Governmental Action is required by or with respect to any Enova Entity (other than the Issuer) in connection with the execution and delivery of the Transaction Documents by the Enova Entities or the consummation by the Enova Entities of the transactions contemplated hereby or thereby.

Section 5.03Litigation

.  There is no pending or threatened action, suit or proceeding by or against any Enova Entity (other than the Issuer) before any Governmental Authority or any arbitrator with respect to any Enova Entity (other than the Issuer), any of the Transaction Documents, or any of the transactions contemplated herein or therein, or with respect to any Enova Entity (other than the Issuer) which, in the case of any such action, suit or proceeding with respect to an Enova Entity (other than the Issuer) if adversely determined, would, in the reasonable judgment of the management of such Enova Entity have a material adverse effect on the ability of such Enova Entity to perform its obligations under the Transaction Documents to which it is a party.

Section 5.04Access to Information

.  From the Closing Date until the Maturity Date, the Master Servicer will, during regular business hours, on at least five (5) Business Days’ notice to the Master Servicer, permit the Variable Funding Note Noteholders, or their agents or representatives collectively, at the expense of the Issuer (subject to the limits imposed in Section 3.04(d) of the Servicing Agreement ): (a) to examine all books, records and documents (including computer tapes and disks) in the possession or under the control of the Master Servicer relating to the Receivables, and (b) to visit the offices and properties of the Master Servicer for the purpose of examining such materials described in clause (a) above; provided, that prior to the occurrence of an Event of Default, a Master Servicer Default or an Asset Servicer Default, no more than four (4) visits to the offices and property of the Issuer and the Master Servicer pursuant to this Section 5.04 or Section 4.05 for access to the documentation regarding the Receivables shall be collectively made by or on behalf of the Variable Funding Note Noteholders and their representatives, collectively, in any twelve-month period; provided further, that after or during the continuance of an Event of Default, a Master Servicer Default or

an Asset Servicer Default, any Variable Funding Note Noteholder and its representatives may make more than four (4) visits per twelve-month period as it determines in its sole discretion.

Section 5.05Taxes, Etc.

  Any taxes, fees and other charges of Governmental Authorities imposed upon an Enova Entity (other than the Issuer) in connection with the execution, delivery and performance by such Enova Entity of the Transaction Documents or otherwise, have been paid or will be paid by such Enova Entity at or prior to the Closing Date, to the extent then due.

Section 5.06 Disclosure

.  All written information heretofore furnished by an Enova Entity (other than the Issuer) or any of its representatives, to the Initial Noteholders, the Variable Funding Note Noteholders, or any of their representatives, for purposes of or in connection with any Transaction Document, including information relating to the Receivables, was true and correct in all material respects (i) on the date such information was furnished by such Enova Entity or (ii) if such information specifically relates to an earlier date, on such earlier date.

In addition to the foregoing, the representations and warranties each Enova Enity set forth in the Transaction Documents are hereby incorporated herein by reference for the benefit of the Initial Noteholders and the Variable Funding Note Noteholders.

Article VI
REPRESENTATIONS AND WARRANTIES OF EACH NOTEHOLDER

Each Initial Noteholder and each Variable Funding Note Noteholder severally hereby represents and warrants (as to itself and no other Noteholder) to each of the Issuer and the Master Servicer as of the Closing Date or the date on which it becomes a Variable Funding Note Noteholder pursuant hereto, as follows:

Section 6.01Organization

.  Such Noteholder has been duly incorporated, formed or organized and is validly existing in good standing under the laws of its jurisdiction of incorporation, formation or organization.

Section 6.02Authority

.  Such Noteholder has all requisite power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery by such Noteholder of this Agreement and the consummation by such Noteholder of the transactions contemplated hereby have been duly and validly authorized by all necessary entity action on the part of such Noteholder.  This Agreement has been duly and validly executed and delivered by such Noteholder, and constitutes a legal, valid and binding obligation of such Noteholder, enforceable against such Noteholder, in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.  Neither the execution or delivery by such Noteholder of this Agreement, nor the consummation by such Noteholder of any of the transactions contemplated hereby, nor the fulfillment by such Noteholder of the terms hereof, will conflict with, or violate, result in a material breach of or constitute a material default (with or without notice or lapse of time, or both) under (i) any term or provision of the constituent documents of such Noteholder or any Governmental Rule applicable to such Noteholder, or (ii) any term or provision of any indenture or other agreement or instrument to which such Noteholder is a party or by which such

Noteholder or any material portion of its properties are bound.  No Governmental Action is required by or with respect to such Noteholder in connection with the execution and delivery of this Agreement by such Noteholder or the consummation by such Noteholder of the transactions contemplated hereby.

Section 6.03Securities Act

.  The Initial Term Note and the Variable Funding Notes purchased pursuant to this Agreement, and any Term Note exchanged pursuant to Section 2.09(a), is acquired by the Person for investment only and not with a view to any public distribution thereof, and such Person will not offer to sell or otherwise dispose of its Note in violation of any of the registration requirements of the Securities Act or any applicable state or other securities laws.  The Person acknowledges that it has no right to require the Issuer to register under the Securities Act or any other securities law its Note.

Section 6.04No Reliance

.  Such Noteholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in its Note and is able to bear the economic risk of such investment.  Each Noteholder has been afforded the opportunity to ask such questions as it deems necessary to make an investment decision, and has received all information it has requested in connection with making such investment decision.  Each Noteholder has, independently and without reliance upon the Administrative Agent or any other Noteholder, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the Receivables and the business, operations, property, financial and other condition and creditworthiness of the Seller, the Transferor and the Issuer and made its own decision to purchase its interest in a Note, and will, independently and without reliance upon the Administrative Agent or any other Noteholder, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Receivables, the Seller, the Transferor and the Issuer.

Section 6.05IAI or QIB.  It is an accredited investor as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) of Regulation D under the Securities Act or an entity in which all of the equity owners come within such paragraphs or a qualified institutional buyer within the meaning of Rule 144A under the Securities Act.

Article VII
INDEMNIFICATION

Section 7.01Indemnification by the Issuer and the Master Servicer

.

(a)The Issuer shall indemnify and hold harmless each Initial Noteholder and each Variable Funding Note Noteholder, their respective Affiliates and their respective officers, directors, employees, stockholders, agents and representatives (each, an “Indemnified Party”), against any and all losses, claims, damages, liabilities or expenses (including legal and accounting fees) (collectively, “Losses”), as incurred (payable promptly upon request), for or on account of or arising from or in connection with or otherwise with respect to any Transaction Document, the financing, ownership, funding or maintenance of the Notes, including any breach of any representation or warranty of the Issuer set forth in any Transaction Document or in any certificate delivered pursuant hereto or thereto; provided, however, that the Issuer shall not be required to indemnify any Indemnified Party for any Losses (i) that have resulted from such Indemnified Party’s gross negligence, bad faith or willful misconduct or (ii) arising from any settlement entered into by an Indemnified Party without the Issuer’s prior consent (not to be unreasonably withheld or delayed).  This Section 7.01 shall not apply with respect to Taxes other than Taxes that represent losses, claims, damages or similar expenses arising from any non-Tax claim.

(b)The Master Servicer shall indemnify and hold harmless each Initial Noteholder and each Variable Funding Note Noteholder, their respective Affiliates and their respective officers, directors, employees, stockholders, agents and representatives, against any and all Losses, as incurred (payable promptly upon request), for or on account of or arising from or in connection with or otherwise with respect to any breach of any representation or warranty of the Master Servicer in any Transaction Document or in any certificate delivered pursuant hereto or thereto; provided, however, that the Master Servicer shall not be required to indemnify any Indemnified Party for any Losses (i) that have resulted from such Indemnified Party’s gross negligence, bad faith or willful misconduct or (ii) arising from any settlement entered into by an Indemnified Party without the Master Servicer’s prior consent (not to be unreasonably withheld or delayed).

(c)If any action or proceeding (including any governmental proceeding) is brought or asserted against any Indemnified Party in respect of which indemnity may be sought against the Issuer or the Master Servicer, as applicable, the Indemnified Party shall notify the Issuer or the Master Servicer, as applicable, of the commencement of such action or proceeding; provided, however, that failure to notify the Issuer or the Master Servicer, as applicable, will not relieve the Issuer or the Master Servicer, as applicable, of any liability or obligation hereunder.  Upon receipt of such notice, the Issuer or the Master Servicer, as applicable, shall promptly assume the defense of such action or proceeding, including the employment of counsel satisfactory to the Indemnified Parties in their reasonable judgment and the payment of all related expenses. If upon receipt of notice the Master Servicer fails to promptly assume the defense of such action or proceeding (as determined by the Indemnified Party in its sole discretion), each Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, and the Issuer or the Master Servicer, as applicable, shall assume the fees and expenses of such counsel. Otherwise, each Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in (but not control) the defense thereof, and the Issuer or the Master Servicer, as applicable, shall assume the fees and expenses of such counsel; provided, that the Issuer or Master Servicer, as applicable, shall only assume the fees and expenses of such counsel if a conflict exists with the counsel employed by the Issuer or the Master Servicer, as applicable, and the Issuer or the Master Servicer, as applicable, approves such counsel.

Section 7.02Costs and Expenses

.  The Issuer agrees to pay on demand to each Initial Noteholder and each Variable Funding Note Noteholder, as applicable, all reasonable and documented costs and expenses in connection with the preparation, execution, delivery and administration (including any amendments, waivers or consents) of this Agreement and the other documents to be delivered hereunder or in connection herewith, including (i) the reasonable and documented fees and out-of-pocket expenses of counsel for such Noteholder with respect thereto and with respect to advising such Noteholder as to its respective rights and remedies under this Agreement and the other documents delivered hereunder or in connection herewith, (ii) documented costs and expenses incurred in connection with the purchase by such Noteholder of a Note hereunder, (iii) all other documented fees, costs and expenses incurred by or in connection with the issuance of a Note, and (iv) all reasonable and documented costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement, and the other documents delivered hereunder or in connection herewith.

Article VIII
MISCELLANEOUS

Section 8.01Notices, Etc.

  All requests, demands, directions consents, waivers, notices, authorizations and communications to any party provided for hereunder shall be in writing (including telecopy or electronic transmission) and addressed to such party at the address specified in Part III of Appendix A to the Indenture.  All such notices and other communications shall, when mailed, be effective when transmitted (receipt confirmed).  Any party hereto may change the address or telecopier number to which notices to it are to be sent by notice given to the other parties hereto.

Section 8.02No Waiver; Remedies

.  No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 8.03Binding Effect; Assignability

.

(a)This Agreement shall be binding upon, and inure to the benefit of, the Initial Noteholders, each Variable Funding Note Noteholder, the Issuer, the Master Servicer and their respective successors and permitted assigns.

(b)Neither the Issuer nor the Master Servicer shall assign any of its respective rights and obligations hereunder or any interest herein without the prior consent of the Initial Noteholders and each Variable Funding Note Noteholder.  In connection with any such assignment the assignee shall expressly agree to assume all the obligations of the Issuer or the Master Servicer, as applicable, hereunder and no such assignment made without the prior consent of each such Noteholder shall relieve the Issuer or the Master Servicer, as applicable, of any of its obligations hereunder, and no assignment permitted hereunder shall relieve the Issuer or the Master Servicer, as applicable, from any obligations arising hereunder prior to such assignment (including obligations with respect to breaches of representations and warranties made herein).

(c)Each Initial Noteholder and each Variable Funding Note Noteholders may, at any time, sell, assign, grant undivided participation interests in all or part of the obligations due to it under this Agreement and in respect of its interest in a Note, or otherwise transfer all or part of the obligations due to it under this Agreement and in respect of its interest in a Note without the consent of the Issuer or any of its Affiliates; provided, however, that any such sale, assignment or grant of a participation interest shall be effected in compliance with Section 4.04 of the Indenture.  Each Noteholder that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Issuer, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Notes or other obligations under the Transaction Documents (the “Participant Register”); provided that no Noteholder shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Noteholder shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  This Section 8.03(c) shall be construed so that the Notes are at all times maintained in “registered form” within the meanings of Code Sections 163(f), 871(h)(2), and 881(c)(2) and any related regulations (and any successor provisions).

(d)This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Funding Period Termination Date; provided, however, that the rights and remedies with respect to any breach of any representation, warranty or covenant made by the Issuer or Master Servicer pursuant to Article IV and Article V, as applicable, shall be continuing and shall survive any termination of this Agreement.

(e)Each Holder hereby acknowledges that it is subject to and bound by the provisions of Section 3.04 and 11.12 of the Servicing Agreement in accordance with the terms thereof, which shall remain in full force and effect until terminated pursuant to Section 11.07 thereof.

Section 8.04[RESERVED].

Section 8.05Governing Law.

(a)THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

(b)Each party hereto hereby consents and agrees that the state or federal courts located in the Borough of Manhattan in New York City shall have exclusive jurisdiction to hear and determine any claims or disputes between them pertaining to this Agreement or to any matter arising out of or relating to this Agreement; provided, that each party hereto acknowledges that any appeals from those courts may have to be heard by a court located outside of the Borough of Manhattan in New York City. Each party hereto submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each party hereto hereby waives any objection that such party may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Each party hereto hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint, and other process may be made by registered or certified mail addressed to such party at its address, and that service so made shall be deemed completed upon the earlier of such party’s actual receipt thereof or three (3) days after deposit in the United States mail, proper postage prepaid.  Nothing in this Section 8.05 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

(c)Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws.  Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all rights to trial by jury in any action, suit, or proceeding brought to resolve any dispute, whether sounding in contract, tort or otherwise, arising out of, or connection with, related to, or incidental to the relationship established among them in connection with this Agreement or the transactions contemplated hereby.

Section 8.06No Proceedings

.

(a)Each of the Issuer and the Master Servicer hereby severally agrees that it will not, acquiesce, petition or otherwise invoke or cause any Initial Noteholder or any Variable Funding Note Noteholder to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against such Noteholder under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Noteholder or any substantial part of its property or ordering the winding-up or liquidation of the affairs of such Noteholder.

(b)The provisions of this Section 8.06 shall survive the termination of this Agreement.

Section 8.07Execution in Counterparts

.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

Section 8.08No Recourse

.

(a)No recourse under or with respect to any obligation, covenant or agreement (including the payment of any fees or any other obligations) of any Initial Noteholder or any Variable Funding Note Noteholder as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, affiliate, stockholder, officer, employee or director of any such Noteholder, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise (except to the extent that recourse against any such Person arises from the gross negligence or willful misconduct of such Person); it being expressly agreed and understood, that the agreements of each such Noteholder contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such Noteholder, and that no personal liability whatsoever shall attach to or be incurred by any incorporator, stockholder, affiliate, officer, employee or director of such Noteholder, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such Noteholder contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of each incorporator, stockholder, affiliate, officer, employee or director of such Noteholder, or any of them, for breaches by such Noteholder of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, or by statute or constitution, or otherwise, is hereby expressly waived except to the extent that such personal liability of any such Person arises from the gross negligence or willful misconduct of such Person.

(b)The provisions of this Section 8.08 shall survive the termination of this Agreement

Section 8.09[RESERVED].

Section 8.10Administrative Agent’s Reliance

.    Neither the Administrative Agent, nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any related agreement, instrument or document except for its or their own gross negligence or willful misconduct.  Without limiting the foregoing, the Administrative Agent:  (a) may consult with legal counsel (including counsel for the Issuer, the Master Servicer or the Indenture Trustee), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any other Noteholder and shall not be responsible to any other Noteholder for any statements, warranties or representations made in or in connection with this Agreement or in connection with any related agreement, instrument or document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any related agreement, instrument or document on the part of the Issuer or the Indenture Trustee or to inspect the property (including the books and records) of the Issuer or the Indenture Trustee; (d) shall not be responsible to any other Noteholder for the due execution, legality, validity, enforceability, genuineness or sufficiency of value of this Agreement or any related agreement, instrument or document; (e) shall not be deemed to be acting as any other Noteholder’s trustee or otherwise in a fiduciary capacity hereunder or in connection with any related agreement, instrument or document; and (f) shall incur no liability under or in respect of this Agreement or any related agreement, instrument or document by acting upon any notice (including notice by telephone), consent, certificate or other instrument (which may be by telex, facsimile or in a PDF file) believed by it to be genuine and signed or sent by the proper party or parties.

Section 8.11Joinder of Variable Funding Note Noteholders

.  A Person may become a Variable Funding Note Noteholder under this Agreement by purchasing an ownership interest in an outstanding Variable Funding Note and by executing a Joinder Agreement, in the form attached hereto as Exhibit B, among such Person, the Issuer, the Master Servicer and then existing Variable Funding Note Noteholders.  Such Person shall thereupon have all of the rights and obligations of a “Variable Funding Note Noteholder” hereunder.  A Person who holds only a participation interest in a Variable Funding Note shall not be considered a Variable Funding Note Noteholder hereunder based on such interests.

Section 1.01

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ENOVA LENDING SERVICES, LLC,
as the Master Servicer
By:/s/ David A. Fisher
Name: David A. Fisher
Title: President
EFR 2016-1, LLC, as Issuer

By:/s/ David A. Fisher
Name: David A. Fisher
Title: President

[Signature Page to Note Purchase Agreement]

JEFFERIES FUNDING LLC, as Administrative Agent, as an Initial Term Note Noteholder and as a Variable Funding Note Noteholder
By:/s/ Brian McGrath
Name: Brian McGrath
Title: EVP
INITIAL TERM NOTE PURCHASE PRICE:$***
FUNDING COMMITMENT: $***

[Signature Page to Note Purchase Agreement]

***, as an Initial Term Note Noteholder and as a Variable Funding Note Noteholder
By: ***
Name: ***
Title: ***
INITIAL TERM NOTE PURCHASE PRICE:$***
FUNDING COMMITMENT: $***

[Signature Page to Note Purchase Agreement]

***, as an Initial Term Note Noteholder and as a Variable Funding Note Noteholder
By: ***
Name: ***
Title: ***
INITIAL TERM NOTE PURCHASE PRICE:$***
FUNDING COMMITMENT: $***

[Signature Page to Note Purchase Agreement]

EXHIBIT A

[FORM OF] FUNDING REQUEST

Reference is made to the Note Purchase Agreement, dated as of January 15, 2016 (as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Note Purchase Agreement”), by and among Enova Lending Services, LLC, as Master Servicer, EFR 2016-1, LLC, as Issuer, Jefferies Funding LLC, as Administrative Agent, as an Initial Term Note Noteholder and as a Variable Funding Note Noteholder, ***, as an Initial Term Note Noteholder and as a Variable Funding Note Noteholder, ***, as an Initial Term Note Noteholder and as a Variable Funding Note Noteholder, and the other Variable Funding Note Noteholders from time to time party thereto.  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Appendix A to the Indenture, dated as of January 15, 2016, by and between the Issuer and Bankers Trust, as Indenture Trustee.

Pursuant to Section 2.04 of the Note Purchase Agreement, the Issuer desires that the Variable Funding Note Noteholders make the following Requested Advance to the Issuer in accordance with the applicable terms and conditions of the Note Purchase Agreement and the Indenture by 3:00 p.m. New York City time on mm/dd/yy (the “Advance Date”):

1.	Requested Advance	$[___,___,___]
2.	Borrowing base availability	$[___,___,___]
3.	Account Number	$[___,___,___]
4.	Routing Number	[___________]

The following table sets forth the computation of borrowing base availability referenced in line 2 above:

(A) Outstanding Principal Balance of Variable Funding Notes (prior to Requested Advance)	$[___,___,___]
(B) Variable Funding Note Borrowing Base (including Receivables to be transferred on Advance Date)	$[___,___,___]
(C) = (B) - (A) = Borrowing base availability	$[___,___,___]

Pursuant to Section 2.04(d) of the Note Purchase Agreement, the following table sets forth the Ratable Portion and the Advance for each Variable Funding Note Noteholder:

Note Number	Variable Funding Note Noteholder	Ratable Portion	Advance
	Jefferies	[__._]%	$[___,___,___]
	***	[__._]%	$[___,___,___]
	***	[__._]%	$[___,___,___]

The Master Servicer and Issuer each hereby certify that:

(i)as of the date set forth in the Borrowing Base Certificate, the Variable Funding Note A Borrowing Base is equal to $[___________], the Variable Funding Note B Borrowing Base is equal to $[__________] and the Investment Pool Advance Amount is equal to $[__________];

(ii)after the Requested Advance has been funded by the Variable Funding Note Noteholders on the Advance Date, the aggregate Outstanding Principal Amount of the Variable Funding Notes as of such Advance Date will not exceed the Maximum Advance Amount then in effect;

(iii)as of the date hereof (prior to the funding of the Requested Advance): (A) the Outstanding Principal Amount of the Variable Funding Notes is equal to $[_____] and (B) the Outstanding Principal Amount of all Term Notes is equal to $[______];

(iv)after making the Advances requested on the Advance Date, the sum of the Variable Funding Note Stated Principal Amount and the Outstanding Principal Amount of all Outstanding Term Notes will not exceed the Maximum Principal Amount;

(v)as of the Advance Date, each Transaction Document is in full force and effect and no provision thereof has been amended, restated, supplemented, modified or waived except in accordance with the related Transaction Document;

(vi)as of the Advance Date, the representations and warranties made by each of the parties contained in each of the Transaction Documents are true and correct in all material respects on and as of such Advance Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date;

(vii)as of the Advance Date, after giving effect to the Requested Advance funded on such Advance Date, no Event of Default will have occurred or will be continuing or with the giving of notice or lapse of time would result from the consummation of the Requested Advance contemplated hereby;

(viii)as of the date hereof and in accordance with the terms of the Servicing Agreement, the Issuer has delivered, or caused the Master Servicer to deliver, to the Verification Agent, imaged copies of the Verifiable Collateral Documents;

(ix)as of the Advance Date, a Closing Date Material Adverse Change with respect to the Enova Entities shall not have occurred; and

(x)as of the Advance Date, each Receivable reflected on the related Borrowing Base Certificate is an Eligible Receivable;

Date:[mm/dd/yy]
EFR 2016-1, LLC
By:
Name:
Title:
ENOVA LENDING SERVICES, LLC,
as the Master Servicer
By:
Name: David A. Fisher
Title: President

EXHIBIT B

[FORM OF] JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of __________, 20__ (this “Joinder Agreement”), by and among [Joining Variable Funding Note Noteholder], as a Variable Funding Note Noteholder (the “Joining Noteholder”), EFR 2016-1, LLC, as Issuer, Jefferies Funding LLC (“Jefferies”), as the Administrative Agent and [_________ (“[Short-Form Name]”), as the Selling Noteholder (as defined below)].

PRELIMINARY STATEMENTS

WHEREAS, this Joinder Agreement is being executed and delivered pursuant to the Note Purchase Agreement, dated as of January 15, 2016 (as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”), by and among the Master Servicer, the Issuer, the Administrative Agent, the Initial Noteholders and the other Variable Funding Note Noteholders party thereto from time to time;

WHEREAS, pursuant to the Agreement, one or more persons may become a Variable Funding Note Noteholder with all the rights and obligations of a Variable Funding Note Noteholder;

WHEREAS, pursuant to the Agreement and a separate assignment and assumption agreement between [Short-Form Name] and Joining Noteholder, [Short-Form Name] wishes to transfer and assign to Joining Noteholder a portion of its rights and obligations as a Variable Funding Note Noteholder and to reduce the Funding Commitment of [Short-Form Name] (in such capacity, the “Selling Noteholder”); and

WHEREAS, the Joining Noteholder wishes to enter into this Joinder Agreement to acquire the rights and undertake the obligations assigned to it by the Selling Noteholder and to become a “Variable Funding Note Noteholder” pursuant to the Agreement.

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, the parties hereto agree as follows:

(a)Defined Terms.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Appendix to the Indenture (as defined by reference in the Agreement).

(b)Joining Noteholder.  The Joining Noteholder is hereby added as a “Variable Funding Note Noteholder” with all the rights and obligations of each other Variable Funding Note Noteholder under the Agreement and agrees to be bound by the terms thereof.  As of the date hereof, the Joining Noteholder hereby makes, as to itself, each of the representations and warranties set forth in Article VI of the Agreement.

(c)Confirmation.  The parties to the Agreement hereby confirm that the Agreement remains in full force and effect and hereby ratifies the acceptance of the Joining Noteholder as “Variable Funding Note Noteholder” as of the date hereof.

(d)Commitment.  The Joining Noteholder and each other Variable Funding Note Noteholder, hereby confirms its obligation to fund its ratable share of Advances on each Advance Date, up to but not exceeding the amount set forth under such Noteholder’s signature hereto.

(e)Principal Amount of Variable Funding Note.  The initial Outstanding Principal Amount of the Joining Noteholder’s Variable Funding Note is $_________.

(f)Governing Law.  THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

(g)Counterparts.  This Joinder Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed by their respective officers as of the day and year first above written.

EFR 2016-1, LLC, as Issuer

By:
Name: David A. Fisher
Title: President

[Signature Page to Joinder Agreement]

JEFFERIES FUNDING LLC, as Administrative Agent

By:  ________________________

         Name:

         Title:

[________], as the Selling Noteholder

By:  _________________________

         Name:

         Title:

NEW FUNDING COMMITMENT: $[__]

[JOINING VARIABLE FUNDING NOTE NOTEHOLDER],

as the Joining Noteholder

By:  ____________________________

Name:

Title:

FUNDING COMMITMENT: $[__]

[Signature Page to Joinder Agreement]